66 Bovet Road Suite 100 San Mateo, CA 94402 650‐343‐9300 SRTREIT.com SHAREHOLDER NEWSLETTER                                        November 15, 2017 1 Dear Fellow Shareholder,   We continue to execute on the Company’s strategic plan to build  a core portfolio of high‐quality west coast urban retail properties  with solid growth prospects, strong predictable cash flows and  with visible value appreciation characteristics. As we discussed in  the last newsletter, over the next year our goal is to complete  the recycling of the portfolio by selling the remaining legacy  properties and reinvesting the proceeds into new urban retail  properties. We had been waiting for the right time to sell these assets based  on several competing factors, which created quite a balancing  act.  As you may recall five of the six properties served as  collateral for a long‐term loan that would have matured in July  of 2019.  Selling these properties required paying off the loan  and paying off the loan required a yield maintenance payment,  which was quite sizeable when we began to evaluate these sales,  but has reduced over time.   Fulton Street Shops – San Francisco, CA Important Dates Most Recent 10Q Filing  11/13/2017 Next 10K Filing Deadline 3/30/2018 Next Shareholder Newsletter 3/30/2018 Last Distribution Payment  10/31/2017 Next Distribution Payment  1/31/2018* * If declared by the Board of Directors On the other hand, had we waited too long in an effort to minimize  or eliminate the yield maintenance payment, that would have put  us too close to the end of the anchor tenant leases and reduced the  value of the properties. Some properties also needed higher  occupancies and leases renewed to sell at better prices. Now time  has reduced the yield maintenance costs to an actionable level and  the legacy portfolio is now 95.6% leased with some of the key  leases renewed, so we have begun the process to sell these  properties. On October 31, 2017, we paid off the legacy property loan to begin  the sales process and incurred prepayment costs of $1.4 million.   The sales process was kicked off with the sale of two assets and the  refinance of the balance of the loan using the Company’s line of  credit.  As you may recall, earlier this year we obtained a new  three‐year revolving line of credit for $60 million replacing our  expiring $30 million line.  We kept our attractive pricing, relaxed  some of the borrowing covenants in our favor and added another  bank to our lender group. The new line gave us the capacity to  refinance the remainder of the debt on the legacy assets at a lower  floating rate while we complete the sales program.

SHAREHOLDER NEWSLETTER                                        November 15, 2017 2 The first sale on October 31, 2017 was the single tenant BI‐LO  supermarket property in Chester, SC, followed a day later by  the sale of Morningside Marketplace in Fontana, CA. These  sales were very good executions for two challenging  properties.  The BI‐LO lease was recently renewed and  extended which aided us in the sale, but the tenant’s credit  ratings had already been lowered earlier this year, and  subsequent to the closing, the company’s debt was further  downgraded. At Morningside, which is 100% leased, the  anchor tenant Ralph’s (whose lease expires in 2021) closed  their store in 2012 and continued paying rent. A dark anchor  with a short‐term lease made for a challenging sale.  The gross  sales price for these two properties were in line with the third  party appraisals obtained in connection with the Company’s  most recent NAV calculation.  . Florissant in St. Louis, MO is listed for sale.  We recently  completed major lease extensions at Ensenada in Arlington,  TX and Turkey Creek in Knoxville, TN. and will be soon listing  those properties for sale. We are waiting for a new major  tenant under a signed lease to take occupancy at Topaz in  Hesperia, CA and then we intend to list it for sale. As we complete the sales we continue to look for opportunities to  reinvest in our core urban retail markets. Since the beginning of  2016, we have invested in eight new urban retail properties in our  core markets of San Francisco and Los Angeles. The properties are  high quality and clearly fit our strategic vision; they are extremely  well located in high density urban settings with strong  demographics and with high pedestrian and vehicle traffic.  We continue to be very excited about the future of our Company  and its strategic direction. A fully recycled and focused high‐ quality west coast urban retail portfolio should allow us the  opportunity to look at various strategic options, investor liquidity  such as a public listing or attracting institutional capital, or some  type of liquidity event for investors. Sincerely, Strategic Realty Trust, Inc. Andrew Batinovich CEO Strategic Realty Trust is a non‐traded real estate investment trust and is focused on building a  portfolio of high quality urban and street retail properties in major west coast markets. For  more information please visit the Company’s website at www.srtreit.com.  The Company is  advised by SRT Advisors, LLC an affiliate of Glenborough, LLC.  Glenborough also acts as the  Company’s property manager.  For more information please visit Glenborough’s website at  www.glenborough.com The foregoing includes forward‐looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  The Company intends that such forward‐looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the  assumptions on which such statements are based, and generally are identified by the use of words such as “hope”, “hopeful”, “may,”  “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are  cautioned not to place undue reliance on these forward‐looking statements, which speak only as of the date they are made. The  Company undertakes no obligation to update or revise forward‐looking statements to reflect changed assumptions, the occurrence of  unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known  and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward‐ looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward‐ looking statements. These statements are based on a number of assumptions involving the judgment of management. The Company  can provide no assurances as to its ability to acquire properties that are consistent with its strategic plan, sell properties in its current  portfolio, successfully manage the existing properties in its portfolio, successfully develop its redevelopment projects and execute  potential strategic alternatives. These statements also depend on factors such as future economic, competitive and market  conditions and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10‐K for the year ended December 31,  2016 and subsequent periodic reports, as filed with the SEC. Actual events may differ materially from the anticipated events discussed  above.